Exhibit 99.1
Quanterix Announces Receipt of Expected Notice from Nasdaq
BILLERICA, Mass.—November 22, 2024 — Quanterix Corporation (NASDAQ: QTRX) today announced that it received a notice (the “Notice”) on November 21, 2024 from The Nasdaq Stock Market LLC (“Nasdaq”) stating that because the Company has not yet filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 (the “Form 10-Q"), it is no longer in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”), which requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”).
The Notice has no immediate effect on the listing or trading of the Company’s common stock on Nasdaq. Under Nasdaq rules, the Company has 60 calendar days from receipt of the Notice, or until January 20, 2025, to submit a plan to regain compliance with the Rule.
On November 12, 2024, the Company previously announced that it would be delayed in filing the Form 10-Q due to the need to restate the Company’s audited consolidated financial statements as of December 31, 2023 and 2022 and for each of the three years in the period ended December 31, 2023, and its unaudited consolidated financial statements for the quarterly and year-to-date (as applicable) periods ended March 31, 2022, June 30, 2022, September 30, 2022, March 31, 2023, June 30, 2023, September 30, 2023, March 31, 2024 and June 30, 2024. The Notice from Nasdaq is standard practice in the event of a delayed periodic financial report filing and was anticipated.
The Company is continuing to work expeditiously to complete the filing of the Form 10-Q and remains on track to complete the Restatement and all required filings by the end of 2024.
This announcement is made in compliance with Nasdaq Listing Rule 5250(b)(2).
About Quanterix
From discovery to diagnostics, Quanterix’s ultrasensitive biomarker detection is fueling breakthroughs only made possible through its unparalleled sensitivity and flexibility. The Company’s Simoa® technology has delivered the gold standard for earlier biomarker detection in blood, serum or plasma, with the ability to quantify proteins that are far lower than the Level of Quantification (LoQ). Its industry-leading precision instruments, digital immunoassay technology and CLIA-certified Accelerator laboratory have supported research that advances disease understanding and management in neurology, oncology, immunology, cardiology and infectious disease. Quanterix has been a trusted partner of the scientific community for nearly two decades, powering research published in more than 3,100 peer-reviewed journals. Find additional information about the Billerica, Massachusetts-based company at https://www.quanterix.com or follow us on Twitter and LinkedIn.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this press release are based on Quanterix’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause Quanterix’s actual results to differ from those expressed or implied in the forward-looking statements in this press release include, but are not limited to, that the Company may have underestimated the scope and impact of the restatement of certain of its financial statement and the risk that the Company’s restated financial statements may take longer to complete than expected, as well as those described in our periodic reports filed with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections contained therein. Except as required by law, Quanterix assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.
Contacts
Media Contact:
media@quanterix.com
Investor Relations Contact:
Amy Achorn
(978) 488-1854
ir@quanterix.com